Exhibit 99.3

Designated Filer:	Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:	Vringo, Inc. (VRNG)
Date of Event Requiring Statement:	June 21, 2010

Joint Filers’ Signatures

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	Date: June 21, 2010
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS IX, LLC
By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date: June 21, 2010
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date: June 21, 2010
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Date: June 21, 2010
Name: Scott A. Arenare
Title: Managing Director

By:	/s/ Scott A. Arenare	Date: June 21, 2010
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*

By:	/s/ Scott A. Arenare	Date: June 21, 2010
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

*                                         Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006, as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

**                                  Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.